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                                                                   EXHIBIT 10.28

                     Year 2001 Stock Option Exchange Program
                              Terms and Conditions


[ ] The election to defer is voluntary, must be made each year, and is irrevocable as of 3/9/01.

[ ] Elections must be made in the form of a percentage of annual incentive awards earned, and if participating, may be in any amount between 10% and 100%, in whole 5% increments.

[ ]      Grants will be Certegy non-qualified stock options

[ ]      Options are immediately vested in full on the grant date.

[ ] Grant date will be the date of the Certegy Compensation Committee (Committee) meeting in February 2002.

[ ] Option price will be at fair market value at the close of the NYSE on the day of the Committee meeting.

[ ] If appropriate, currency conversion rates will be established at the close of business on the day of the Committee meeting.

[ ]      Option term is 10 years:

         - Terminates 5 years following retirement, death, disability, or after termination (other than for cause) following a change in control of the granting Company (unless 10-year option term expires sooner);

         - Terminates one year following termination due to job elimination (unless 10-year option term expires sooner);

         - Terminates immediately following grantee's voluntary termination;

         - Terminates immediately following grantee's termination for cause;

         - Agreement to defer is void if termination occurs prior to Committee approval in February 2002.

[ ]      Option is non-transferable.

[ ]                    % of Cash Incentive               Dollar Value of Stock
                            Exchanged                        Option Grant
                            ---------                        ------------

                         10% --  20%                6 x Cash Incentive Exchanged

                         25% --  45%                8 x Cash Incentive Exchanged

                         50% -- 100%               10 x Cash Incentive Exchanged